                                                                     EXHIBIT 3.3

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2837126


Examiner


                        The Commonwealth of Massachusetts

                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


Name
Approved



We, Anthony J. Armini, *President/*
and Stephen N. Bunker, "Clerk /*


of Implant Sciences Corporation
(Exact name of corporation)

located at 107 Audubon Road, #5, Wakefield, Ma 01880
(Street address of corporation in Massachusetts)

certified that these Articles of Amendment affecting articles numbered:
3 and 4
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on June 8, 1999, by vote of:

3,985,320 shares of      Common Stock      of  4,069,320  shares outstanding and
                  (type, class & series, if any)


0  shares of    Preferred Stock    of    0     shares outstanding and
         (type, class & series, if any)
__shares of __________________________ of  ________ shares outstanding and
        (type, class & series, if any)




  C         [ ]
  P         [ ]
  M         [ ]
R.A.        [ ]



1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

VOTED: As set forth on the attached Exhibit A.

*Delete the inapplicable words. **Delete the inapplicable clause.

(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.

P.C.


NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:



WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
TYPE         NUMBER OF SHARES       TYPE       NUMBER OF SHARES     PAR VALUE

Common:                            Common:       20,000,000            $.10


Preferred:                         Preferred:     5,000,000            $.10


Change the total authorized to:

WITHOUT PAR VALUE STOCKS                            WITH PAR VALUE STOCKS
TYPE         NUMBER OF SHARES       TYPE       NUMBER OF SHARES      PAR VALUE

Common:                            Common:       17,142,857            $.09



Preferred:                         Preferred:     5,000,000            $.10

Article IV is amended so that Continuation Sheet IV.A. of the Amended and Restated Articles of Organization is replaced by the attached.


























The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:_____________________________


SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of June, 1999.





/s/ Anthony J. Armini, *President
---------------------------------

/s/ Stephen N. Bunker, "Clerk
---------------------------------

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this ______ day of __________________, 19______.

Effective date:_______________________________________________

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION

                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

         Rashmi Dyal-Chand
         Foley, Hoag & Eliot LLP
         One Post Office Square
         Boston, MA  02109

                            Continuation Sheet IV.A.

IV.A.    DESIGNATION AND CLASSIFICATION OF STOCK

         The aggregate number of shares of capital stock which the Corporation has authority to issue is 22,142,857 consisting of:

         (i) 17,142,857 shares of Common Stock, $.09 par value per share (the "Common Stock"); and

         (ii) 5,000,000 shares of Preferred Stock, $.10 par value per share (the "Preferred Stock").